Accel Entertainment Announces 2023 Operating Results

Chicago, IL – February 28, 2024 – Accel Entertainment, Inc. (NYSE: ACEL) today announced certain financial and operating results for the three-months and year ended December 31, 2023.

Highlights:
•Ended 2023 with 3,961 locations; an increase of 6% compared to 2022; excluding Nebraska, locations increased 3% compared to 2022
•Ended 2023 with 25,083 gaming terminals, an increase of 7% compared to 2022; excluding Nebraska, gaming terminals increased 5% compared to 2022
•Another record year for Revenue and Adjusted EBITDA
•Revenue of $297 million for Q4 2023 and $1.2 billion for YE 2023
•Net income of $16 million for Q4 2023 and $46 million for YE 2023
•Adjusted EBITDA of $45 million for Q4 2023 and $181 million for YE 2023
•Illinois same store sales growth was 1% for Q4 2023 and 3% for YE 2023
•2023 ended with $281 million of net debt, a decrease of 12% compared to 2022
•Repurchased $14 million of Accel Class A-1 common stock for Q4 2023 and $30 million for YE 2023

Accel CEO Andy Rubenstein commented, “I am excited to report that Accel had another record-setting year in 2023. Our continued success demonstrates the long-term viability of focusing on the local gaming market. We continue to explore opportunities throughout the country to expand our reach as an industry leader and remain committed to providing value and positive returns to our investors.”

Consolidated Statements of Operations and Other Data

(in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Total net revenues	$297,068	$278,070	$1,170,420	$969,797
Operating income	25,451	25,094	107,407	96,855
Income before income tax expense	19,377	17,535	65,724	94,762
Net income	15,988	13,406	45,603	74,102
Other Financial Data:
Adjusted EBITDA(1)	44,577	43,309	181,445	162,392
Adjusted net income (2)	21,953	20,822	82,520	79,875

(1)	Adjusted EBITDA is defined as net income plus amortization of intangible assets and route and customer acquisition costs; (gain) loss on change in fair value of contingent earnout shares; stock-based compensation expense; other expenses, net; tax effect of adjustments; depreciation and amortization of property and equipment; interest expense, net; emerging markets; and income tax expense. For additional information on Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA, see “Non-GAAP Financial Measures—Adjusted EBITDA and Adjusted net income.”
(2)
Adjusted net income is defined as net income plus amortization of intangible assets and route and customer acquisition costs; (gain) loss on change in fair value of contingent earnout shares; stock-based compensation expense; other expenses, net; and tax effect of adjustments. For additional information on Adjusted net income and a reconciliation of net income to Adjusted net income, see "Non-GAAP Financial Measures— Adjusted net income and Adjusted EBITDA.”

(in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Total net revenues by state:
Illinois	$219,297	$206,917	$867,200	$808,652
Montana	39,314	35,357	154,402	79,639
Nevada	29,241	29,630	117,074	66,989
Nebraska	5,830	3,168	19,043	5,217
All other	3,386	2,998	12,701	9,300
Total net revenues	$297,068	$278,070	$1,170,420	$969,797

Key Business Metrics

Locations (1)	As of December 31,
	2023	2022
Illinois	2,762	2,648
Montana	609	610
Nevada	352	340
Nebraska	238	143
Total locations	3,961	3,741

Gaming terminals (1)	As of December 31,
	2023	2022
Illinois	15,276	14,397
Montana	6,276	6,108
Nevada	2,704	2,645
Nebraska	827	391
Total gaming terminals	25,083	23,541

(1)	Based on a combination of third-party portal data and data from our internal systems. This metric is utilized by Accel to continually monitor growth from existing locations, organic openings, acquired locations, and competitor conversions.

Consolidated Statements of Cash Flows Data

	Year Ended December 31,
(in thousands)	2023	2022

Net cash provided by operating activities	$132,530	$107,999
Net cash used in investing activities	(59,793)	(189,263)
Net cash (used in) provided by financing activities	(35,239)	106,591

Non-GAAP Financial Measures

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2023	2022	2023	2022

Net income	$15,988	$13,406	$45,603	$74,102
Adjustments:
Amortization of intangible assets and route and customer acquisition costs(1)	5,386	5,206	21,211	17,484
Stock-based compensation(2)	2,443	1,884	9,416	6,840
(Gain) loss on change in fair value of contingent earnout shares(3)	(2,524)	(47)	8,539	(19,544)
Other expenses, net(4)	1,446	1,426	6,453	9,320
Tax effect of adjustments(5)	(786)	(1,053)	(8,702)	(8,327)
Adjusted net income	21,953	20,822	82,520	79,875
Depreciation and amortization of property and equipment	9,992	8,720	37,906	29,295
Interest expense, net	8,598	7,606	33,144	21,637
Emerging markets(6)	(142)	979	(948)	2,598
Income tax expense	4,176	5,182	28,823	28,987
Adjusted EBITDA	$44,577	$43,309	$181,445	$162,392
(1)Amortization of intangible assets and route and customer acquisition costs consist of upfront cash payments and future cash payments to third-party sales agents to acquire the location partners that are not connected with a business acquisition, as well as the amortization of other intangible assets. We amortize the upfront cash payment over the life of the contract, including expected renewals, beginning on the date the location goes live, and recognizes non-cash amortization charges with respect to such items. Future or deferred cash payments, which may occur based on terms of the underlying contract, are generally lower in the aggregate as compared to established practice of providing higher upfront payments, and are also capitalized and amortized over the remaining life of the contract. Future cash payments do not include cash costs associated with renewing customer contracts as we do not generally incur significant costs as a result of extension or renewal of an existing contract. Location contracts acquired in a business combination are recorded at fair value as part of the business combination accounting and then amortized as an intangible asset on a straight-line basis over the expected useful life of the contract of 15 years. “Amortization of intangible assets and route and customer acquisition costs” aggregates the non-cash amortization charges relating to upfront route and customer acquisition cost payments and location contracts acquired, as well as the amortization of other intangible assets.
(2)Stock-based compensation consists of options, restricted stock units, performance-based stock units, and warrants.
(3)(Gain) loss on change in fair value of contingent earnout shares represents a non-cash fair value adjustment at each reporting period end related to the value of these contingent shares. Upon achieving certain exchange conditions, shares of Class A-2 common stock convert to Class A-1 common stock resulting in a non-cash settlement of the obligation.
(4)Other expenses, net consists of (i) non-cash expenses including the remeasurement of contingent consideration liabilities, (ii) non-recurring lobbying and legal expenses related to distributed gaming expansion in current or prospective markets, and (iii) other non-recurring expenses.
(5)Calculated by excluding the impact of the non-GAAP adjustments from the current period tax provision calculations.
(6)Emerging markets consist of the results, on an Adjusted EBITDA basis, for non-core jurisdictions where our operations are developing. Markets are no longer considered emerging when we have installed or acquired at least 500 gaming terminals in the jurisdiction, or when 24 months have elapsed from the date we first install or acquire gaming terminals in the jurisdiction, whichever occurs first. We currently view Iowa and Pennsylvania as emerging markets. Prior to April 2023, Nebraska was considered an emerging market. Prior to July 2022, Georgia was considered an emerging market.

Reconciliation of Debt to Net Debt

	As of December 31,
(in thousands)	2023	2022
Debt, net of current maturities	$514,091	$518,566
Plus: Current maturities of debt	28,483	23,466
Less: Cash and cash equivalents	(261,611)	(224,113)
Net debt	$280,963	$317,919
Conference Call
Accel will host an investor conference call on February 28, 2024 at 4:30 p.m. Central time (5:30 p.m. Eastern time) to discuss these financial and operating results. Interested parties may join the live webcast by registering at https://www.netroadshow.com/events/login?show=6a462f7f&confId=59904 or accessing the webcast via the company’s investor relations website: ir.accelentertainment.com. Following completion of the call, a replay of the webcast will be posted on Accel’s investor relations website.
About Accel
Accel is a leading distributed gaming operator in the United States and a preferred partner for local business owners in the markets it serves. Accel offers turnkey full-service gaming solutions to authorized non-casino locations such as bars, restaurants, convenience stores, truck stops, and fraternal and veteran establishments across the country. Accel installs, maintains, operates and services gaming terminals and related equipment for its location partners as well as redemption devices, stand-alone ATMs and amusement devices, including jukeboxes, dartboards, pool tables, and other entertainment related equipment. Accel also designs and manufactures gaming terminals and related equipment.
Media Contact:
Eric Bonach
Abernathy MacGregor
212-371-5999
ejb@abmac.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, contained in this press release are forward-looking statements, including, but not limited to, any statements regarding our estimates of number of gaming terminals, locations, revenues, Adjusted EBITDA and capital expenditures. The words “predict,” “estimated,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” “continue,” and similar expressions or the negatives thereof are intended to identify forward-looking statements. These forward-looking statements represent our current reasonable expectations and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We cannot guarantee the accuracy of the forward-looking statements, and you should be aware that results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors including, but not limited to: Accel’s ability to operate in existing markets or expand into new jurisdictions; Accel’s ability to offer new and innovative products and services that fulfill the needs of location partners and create strong and sustained player appeal; Accel’s dependence on relationships with key manufacturers, developers and third parties to obtain gaming terminals, amusement machines, and related supplies, programs, and technologies for its business on acceptable terms; the negative impact on Accel’s future results of operations by the slow growth in demand for gaming terminals and by the slow growth of new gaming jurisdictions; Accel’s heavy dependency on its ability to win, maintain and renew contracts with location partners; unfavorable macroeconomic conditions or decreased discretionary spending due to other factors such as interest rate volatility, persistent inflation, actual or perceived instability in the U.S. and global banking systems, high fuel rates, recessions, epidemics or other public health issues, terrorist activity or threat thereof, civil unrest or other macroeconomic or political uncertainties, that could adversely affect Accel’s business, results of operations, cash flows and financial conditions and other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (“SEC”).
Accordingly, forward-looking statements, including any projections or analysis, should not be viewed as factual and should not be relied upon as an accurate prediction of future results. The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on Accel. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in the Annual Report on Form 10-K filed by Accel with the SEC, as well as Accel’s other filings with the SEC. Except as required by law, we do not undertake publicly to update or revise these statements, even if experience or future changes make it clear that any projected results expressed in this or other press releases or future quarterly reports, or company statements will not be realized. In addition, the inclusion of any statement in this press release does not constitute an admission by us that the events or circumstances described in such statement are material. We qualify all of our forward-looking statements by these cautionary statements. In addition, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors including those described in the section entitled “Risk Factors” in the Annual Report on Form 10-K filed by Accel with the SEC, as well as Accel’s other filings with the SEC. These and other factors could cause our results to differ materially from those expressed in this press release.
Non-GAAP Financial Information
This press release includes certain financial information not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”), including Adjusted EBITDA, Adjusted net income, and Net Debt. Adjusted EBITDA, Adjusted net income, and Net Debt are non-GAAP financial measures and are key metrics used to monitor ongoing core operations. Management of Accel believes Adjusted EBITDA, Adjusted net income, and Net Debt enhance the understanding of Accel’s underlying drivers of profitability and trends in Accel’s business and facilitates company-to-company and period-to-period comparisons, because these non-GAAP financial measures exclude the effects of certain non-cash items, represents certain nonrecurring items that are unrelated to core performance, or excludes non-core operations. Management of Accel also believes that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance.

Adjusted EBITDA, Adjusted net income, and Net Debt
Although Accel excludes amortization of intangible assets and route and customer acquisition costs from Adjusted EBITDA and Adjusted net income, Accel believes that it is important for investors to understand that these route, customer and other intangible assets contribute to revenue generation. Any future acquisitions may result in amortization of intangible assets and route and customer acquisition costs.
Adjusted EBITDA, Adjusted net income, and Net Debt are not recognized terms under GAAP. These non-GAAP financial measures exclude some, but not all, items that affect net income, and these measures may vary among companies. These non-GAAP financial measures are unaudited and have important limitations as an analytical tool, should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance.

ACCEL ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)	Years ended December 31,
	2023	2022	2021
Revenues:
Net gaming	$1,113,573	$925,009	$705,784
Amusement	23,973	21,106	16,667
Manufacturing	13,353	7,621	—
ATM fees and other	19,521	16,061	12,256
Total net revenues	1,170,420	969,797	734,707
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization expense shown below)	809,524	666,126	494,032
Cost of manufacturing goods sold (exclusive of depreciation and amortization expense shown below)	7,671	4,775	—
General and administrative	180,248	145,942	110,818
Depreciation and amortization of property and equipment	37,906	29,295	24,636
Amortization of intangible assets and route and customer acquisition costs	21,211	17,484	22,040
Other expenses, net	6,453	9,320	12,989
Total operating expenses	1,063,013	872,942	664,515
Operating income	107,407	96,855	70,192
Interest expense, net	33,144	21,637	12,702
Loss (gain) on change in fair value of contingent earnout shares	8,539	(19,544)	9,762
Loss on debt extinguishment	—	—	1,152
Income before income tax expense	65,724	94,762	46,576
Income tax expense	20,121	20,660	15,017
Net income	$45,603	$74,102	$31,559
Earnings per common share:
Basic	$0.53	$0.82	$0.34
Diluted	0.53	0.81	0.33
Weighted average number of shares outstanding:
Basic	85,949	90,629	93,781
Diluted	86,803	91,229	94,638

ACCEL ENTERTAINMENT, INC.
CONSOLIDATED BALANCE SHEETS

(in thousands, except par value and share amounts)	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$261,611	$224,113
Accounts receivable, net	13,467	11,166
Prepaid expenses	6,287	7,407
Inventories	7,681	6,941
Interest rate caplets	8,140	8,555
Investment in convertible notes	—	32,065
Other current assets	15,408	8,965
Total current assets	312,594	299,212
Property and equipment, net	260,813	211,844
Noncurrent assets:
Route and customer acquisition costs, net	19,188	18,342
Location contracts acquired, net	176,311	189,343
Goodwill	101,554	100,707
Other intangible assets, net	20,542	22,979
Interest rate caplets, net of current	4,871	11,364
Other assets	17,020	8,978
Total noncurrent assets	339,486	351,713
Total assets	$912,893	$862,769
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of debt	$28,483	$23,466
Current portion of route and customer acquisition costs payable	1,505	1,487
Accrued location gaming expense	9,350	7,791
Accrued state gaming expense	18,364	16,605
Accounts payable and other accrued expenses	36,012	22,302
Accrued compensation and related expenses	12,648	10,607
Current portion of consideration payable	3,288	7,647
Total current liabilities	109,650	89,905
Long-term liabilities:
Debt, net of current maturities	514,091	518,566
Route and customer acquisition costs payable, less current portion	4,955	5,137
Consideration payable, less current portion	4,201	6,872
Contingent earnout share liability	31,827	23,288
Other long-term liabilities	7,015	3,390
Deferred income tax liability	42,750	37,021
Total long-term liabilities	604,839	594,274
Stockholders’ equity:
Preferred Stock, par value of $0.0001; 1,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2023 and December 31, 2022	—	—
Class A-1 Common Stock, par value $0.0001; 250,000,000 shares authorized; 95,016,960 shares issued and 84,123,385 shares outstanding at December 31, 2023; 94,504,051 shares issued and 86,674,390 shares outstanding at December 31, 2022	8	9
Additional paid-in capital	203,046	194,157
Treasury stock, at cost	(112,070)	(81,697)
Accumulated other comprehensive income	7,936	12,240
Accumulated earnings	99,484	53,881
Total stockholders' equity	198,404	178,590
Total liabilities and stockholders' equity	$912,893	$862,769